UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 12/15/11

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2011, Freddie Travis resigned from the Board of Directors of Citizens First Corporation and Citizens First Bank, Inc. effective December 31, 2011.  Mr. Travis resigned from the Board for personal reasons and not due to any disagreement with Citizens First Corporation or Citizens First Bank, Inc. on any matter relating to its operations, policies or practices.

A copy of Mr. Travis’ resignation letter is attached to this Report as Exhibit 99.1.  Director Travis has served on all major committees of the Board and at the time of his resignation served on the Compensation, Audit, and Directors Loan Committees.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Letter of Resignation by Freddie Travis

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation.

By:	/s/ M. Todd Kanipe
M. Todd Kanipe President, Chief Executive
Officer

Dated: December 19, 2011

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